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                                                              Exhibit (e)(ii)(A)

                                    FORM OF
                                AMENDED EXHIBIT A
                              Dated August 1, 2002
                     to the Administrative Service Agreement

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Investment C Shares
-------------------

Fifth Third Quality Growth Fund                            Fifth Third International GDP Fund
Fifth Third Equity Income Fund                             Fifth Third Small Cap Growth Fund
Fifth Third Balanced Fund                                  Fifth Third Large Cap Growth Fund
Fifth Third Mid Cap Fund                                   Fifth Third Equity Index Fund
Fifth Third International Equity Fund                      Fifth Third Large Cap Value Fund
Fifth Third Technology Fund                                Fifth Third Short Term Bond Fund
Fifth Third Intermediate Bond Fund                         Fifth Third Michigan Municipal Bond Fund
Fifth Third Bond Fund                                      Fifth Third Municipal Bond Fund
Fifth Third U.S. Government Bond Fund                      Fifth Third Pinnacle Fund
Fifth Third Intermediate Municipal Bond Fund               Fifth Third LifeModel Conservative Fund
Fifth Third Ohio Municipal Bond Fund                       Fifth Third LifeModel Moderately Conservative Fund
Fifth Third Strategic Income Fund                          Fifth Third LifeModel Moderate Fund
Fifth Third Multi Cap Value Fund                           Fifth Third LifeModel Moderately Aggressive Fund
Fifth Third Worldwide Fund                                 Fifth Third LifeModel Aggressive Fund
Fifth Third Micro Cap Value Fund

In compensation for the services provided pursuant to this Agreement, FIFTH THIRD BANK will be paid a monthly fee computed at the annual rate of up to 0.25% of the average aggregate net asset value of the Investment C Shares of each applicable Fund held during the month.

                                                FIFTH THIRD FUNDS

                                                By:
                                                    ----------------------------
                                                Title:


                                                FIFTH THIRD BANK

                                                By:
                                                    ----------------------------
                                                Title: